Exhibit 99-2

                                                                      UACSC 96-C

                          UNION ACCEPTANCE CORPORATION
                                   (Servicer)
                              MONTH ENDING 09/30/96

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PRINCIPAL BALANCE RECONCILIATION                                            D O L L A R S                                  NUMBERS
                                                CLASS A-1            CLASS A-2         CLASS A-3        TOTAL CLASS A's
                                               --------------       -------------     -------------      --------------     ------
Original Principal Balance                     188,000,000.00       97,000,000.00     25,999,057.10      310,999,057.10     24,044
Beginning Period Principal Balance             177,391,942.00       97,000,000.00     25,999,057.10      300,391,000.08     23,415
Principal Collections - Scheduled Payments       3,715,240.58                0.00              0.00        3,715,240.58
Principal Collections - Payoffs                  4,955,821.83                0.00              0.00        4,955,821.83        470
Principal Withdrawal from Payahead                   9,922.13                0.00              0.00            9,922.13
Gross Principal Charge Offs                              0.00                0.00              0.00                0.00          0
Repurchases                                         65,905.66                0.00              0.00           65,905.66          6
Ending Balance                                 168,645,052.00       97,000,000.00     25,999,057.10      291,644,109.88     22,939
                                               ==============       =============     =============      ==============     ======

Certificate Factor                                  0.8970482           1.0000000         1.0000000           0.9377653
Pass Through Rate                                       6.190%              6.510%            6.630%              6.327%


CASH FLOW RECONCILIATION

Principal Wired                                                                                            8,730,850.63
Interest Wired                                                                                             3,211,648.96
Withdrawal from Payahead Account                                                                              16,905.14
Repurchases (Principal and Interest)                                                                          68,227.30
Charge Off Recoveries                                                                                           -878.00
Interest Advances                                                                                             40,017.23
Certificate Account Interest Earned                                                                           36,692.61
Spread Account Withdrawal                                                                                          0.00
Class A Surety Bond Draw for Class I Interest                                                                      0.00
Class A Surety Bond Draw for Class A Principal or Interest                                                         0.00

Total Cash Flow                                                                                           12,103,463.87
                                                                                                          =============


TRUSTEE DISTRIBUTION  (10/09/96)

Total Cash Flow                                                                                           12,103,463.87
Unrecovered Advances on Defaulted Receivables                                                                      0.00
Servicing Fee (Due and Unpaid)                                                                                     0.00
Interest to Class A-1 Certificateholders                                                                     915,046.77
Interest to Class A-2 Certificateholders                                                                     526,225.00
Interest to Class A-3 Certificateholders                                                                     143,644.79
Interest to Class I Certificateholders                                                                       560,181.67
Principal to Class A-1 Certificateholders                                                                  8,746,890.20
Principal to Class A-2 Certificateholders                                                                          0.00
Principal to Class A-3 Certificateholders                                                                          0.00
Surety Bond Premium                                                                                           36,455.51
Interest Advance Recoveries from Payments                                                                     13,339.78
Unreimbursed draws on Class A's Surety Bond for Class I Interest                                                   0.00
Unreimbursed draws on Class A's Surety Bond for Class A Principal or  Interest                                     0.00
Deposit to Payahead                                                                                           69,097.83
Certificate Account Interest to Servicer                                                                      36,692.61
Payahead Account Interest to Servicer                                                                            258.47
Excess                                                                                                     1,055,631.23

Net Cash                                                                                                           0.00
                                                                                                          =============

Monthly Servicing Fee and the Spread Amount                                                                1,878,163.25
                                                                                                          =============


Servicing Fee Retained from Interest Collections                                                             250,325.83
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SPREAD ACCOUNT  RECONCILIATION

Original Balance                                                                                                   0.00
Beginning Balance                                                                                            290,025.42
Trustee Distribution of Excess                                                                             1,055,631.23
Interest Earned                                                                                                  881.55
Spread Account Draws                                                                                               0.00
Reimbursement for Prior Spread Account Draws                                                                       0.00
Distribution of Funds to Servicer                                                                                  0.00

Ending Balance                                                                                             1,346,538.20
                                                                                                          =============


Required Balance                                                                                           3,887,488.21



FIRST LOSS PROTECTION  AMOUNT  RECONCILIATION


Original Balance                                                                                          15,549,952.85
Beginning Balance                                                                                         14,729,524.58
Reduction Due to Spread Account                                                                           -1,056,512.78
Reduction Due to Principal Reduction                                                                        -437,344.51
Ending Balance                                                                                            13,235,667.29

First Loss Protection Required Amount                                                                     13,235,667.29

First Loss Protection Fee %                                                                                        2.00%
First Loss Protection Fee                                                                                     22,059.45


SURETY BOND  RECONCILIATION

Original Balance                                                                                         310,999,057.10
Beginning Balance                                                                                        300,764,499.14
Draws                                                                                                              0.00
Reimbursement of Prior Draws                                                                                       0.00

Ending Balance                                                                                           300,764,499.14
                                                                                                         ==============

Adjusted Ending Balance Based Upon Required Balance                                                      292,023,125.96
                                                                                                         ==============

Required Balance                                                                                         292,023,125.96


PAYAHEAD RECONCILIATION


Beginning Balance                                                                                             85,032.37
Deposit                                                                                                       69,097.83
Payahead Interest                                                                                                258.47
Withdrawal                                                                                                    16,905.14

Ending Balance                                                                                               137,483.53
                                                                                                         ==============
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